 $$/NOFOLIO

    As filed with the Securities and Exchange Commission on April 30, 1999
                                                   Registration No. 333-________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CELLSTAR CORPORATION
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)

     Delaware                                                   75-2479727
----------------------                                    ---------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)


       1730 Briercroft Court
         Carrollton, Texas                                          75006
----------------------------------------                          ----------
(Address of Principal Executive Offices)                          (Zip Code)


    CELLSTAR CORPORATION 1993 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN
    -----------------------------------------------------------------------
                           (Full title of the Plan)

                             ELAINE FLUD RODRIGUEZ
                             1730 Briercroft Court
                            Carrollton, Texas 75006
                   ------------------------------------------
                    (Name and address for agent for service)

                                (972) 466-5000
                ----------------------------------------------
        (Telephone number, including area code, for agent for service)

                                With a copy to:

                             William R. Hayes, III
                             Haynes and Boone, LLP
                          901 Main Street, Suite 3100
                              Dallas, Texas 75202
                                (214) 651-5000

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
                                                 Proposed           Proposed
                                                 Maximum            Maximum           Amount of
Title of Securities           Amount          Offering Price        Aggregate       Registration
To Be Registered         To Be Registered        Per Share       Offering Price          Fee
--------------------------------------------------------------------------------------------------
Common Stock
$.01 par value         $2,000,000 shares(1)      $6.31(2)        $6,310,000(2)      $1,754.18(2)
--------------------------------------------------------------------------------------------------

(1) The options registered hereby are part of the CellStar Corporation 1993 Amended and Restated Long-Term Incentive Plan (the "Plan"). On May 19, 1998, the stockholders of the corporation approved an increase in the total number of shares available for issuance under the Plan from 3,000,000 shares to 4,000,000 shares. The number of shares registered hereby reflect the Company's 2 for 1 stock split effected in the form of a stock dividend on June 23, 1998 to stockholders of record as of June 5, 1998.
(2) The offering price per share, the aggregate offering price and the registration fee are based on the registration of 1 million shares and have been calculated in accordance with paragraphs (c) and (h) of Rule 457 promulgated under the Securities Act of 1933 on the basis of the average high and low sale prices for CellStar Corporation's Common Stock reported on the NASDAQ National Market composite tape on April 27, 1999. No fee is due with respect to the additional 1 million shares covered hereby as such shares are deemed to be included herein pursuant to Rule 416(a) of Regulation C.

                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                ----------------------------------------------
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                 ---------------------------------------------
                       UNDER THE SECURITIES ACT OF 1933
                       --------------------------------


              NOTICE TO PARTICIPANTS IN THE CELLSTAR CORPORATION
              1993 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN


     Accompanying this Notice is a summary of the CellStar Corporation 1993 Amended and Restated Long Term Incentive Plan (the "Plan") which you are encouraged to read carefully.

     Certain documents filed by CellStar Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into "Item 3. Incorporation of Documents by Reference" of Part II of the Registration Statement on Form S-8 filed with the Commission, which covers the securities offered by the accompanying general summary of the Plan. Those documents, as well as the documents listed below, are available at no charge upon written or oral request to Elaine Flud Rodriguez, Vice President, Secretary and General Counsel, at 1730 Briercroft Drive, Carrollton, Texas 75006 (telephone 972-466-5000):

     1.   The Company's most recent Annual Report on Form 10-K;

     2.   The Company's most recent Quarterly Report on Form 10-Q;

     3.   The Company's most recent Proxy Statement to stockholders; and

     4. Other reports, proxy statements and communications distributed to the Company's security holders generally, if the participant requesting such documents has not otherwise received them.


        ---------------------------------------------------------------

                     This Notice is dated April 30, 1999.

                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                ----------------------------------------------
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                 ---------------------------------------------
                       UNDER THE SECURITIES ACT OF 1933
                       --------------------------------

                             CELLSTAR CORPORATION

                             --------------------

                             CELLSTAR CORPORATION
              1993 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

                             --------------------

                       2,000,000 SHARES OF COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)

     This Prospectus covers an aggregate of 2,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of CellStar Corporation, a Delaware corporation (the "Company"), which may be issued to holders of options granted or to be granted to certain employees (including directors who are not employees) of the Company or its subsidiaries pursuant to the Company's 1993 Amended and Restated Long Term Incentive Plan (the "Plan").

     Each offer made pursuant to this Prospectus is made at the price and on the terms and conditions contained in the stock option agreement executed or to be executed by each optionee.

     This Prospectus may not be used for reoffers or resales of Common Stock acquired by exercise of any options issued under the Plan. Under existing laws and regulations, persons who are deemed to be "affiliates" of the Company within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), may not reoffer or resell any Common Stock acquired upon exercise of any options unless such reoffers or resales are made either (i) pursuant to Rule 144 under the 1933 Act, (ii) pursuant to an exemption from the registration requirements of the 1933 Act, or (iii) by means of a separate prospectus relating to a registration statement that has been declared effective under the 1933 Act. See "Resales by Participants" below.

     The mailing address of the Company's principal executive office is 1730 Briercroft Court, Carrollton, Texas 75006. The Company's telephone number is
(972) 466-5000. If you desire information about the Plan and its administration in addition to that contained in this Prospectus, please call or write Elaine Flud Rodriguez, Vice President, Secretary and General Counsel, at the telephone number or address listed above.

                             --------------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                             --------------------

                The date of this Prospectus is April 30, 1999.

     No person has been authorized to give any information or to make any representation in connection with the distribution of Common Stock to which this Prospectus relates other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information can be inspected and copied at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; Room 1100, Jacob K. Javits Building, 26 Federal Plaza, New York, New York 10278; and Kluczynski Federal Building, 219 South Dearborn Street, Chicago, Illinois 60604, or from the Commission's web site at www.sec.gov. Copies of such material may be obtained upon the payment of prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

     The Company has filed with the Commission a registration statement (the "Registration Statement") on Form S-8 under the 1933 Act for the registration of the securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.

                      SUMMARY OF THE CELLSTAR CORPORATION
              1993 AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

General
-------

     The CellStar Corporation 1993 Long Term Incentive Plan (as amended, the "Plan") was adopted by the Board of Directors of the Company, effective as of December 3, 1993, and was approved by the Company's shareholders on December 3, 1993. The Plan was last amended and restated effective May 19, 1998.

     Unless earlier terminated by the Board of Directors, the Plan will terminate on December 3, 2003, and thereafter no Awards (hereinafter defined) may be granted thereunder. The Board of Directors may amend or discontinue the Plan without the approval of the stockholders, subject to certain limitations. See "Amendment of the Plan" below.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The Plan provides for the granting of certain types of Awards which are intended to qualify for special tax treatment under particular provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and others which are not intended to so qualify. See "Certain Federal Income Tax Aspects" below.

     Nothing in the Plan or in any Award granted pursuant to the Plan confers upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate the employment of any person at any time.

     The holder of an Award granted pursuant to the Plan does not have any of the rights or privileges of a stockholder except with respect to shares of Common Stock which have been actually issued.

     The statements contained herein concerning the terms and provisions of the Plan and the related forms of stock option agreements are summaries and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Plan and the related forms of stock option agreements filed as exhibits to the Registration Statement on Form S-8 filed with the Commission under the 1933 Act, with respect to the Common Stock offered hereby.

Purpose and Eligibility
-----------------------

     Any employee, director (including directors who are not employees) or advisor of the Company or any of its subsidiaries is eligible to participate in the Plan.

     The purposes of the Plan are to attract and retain key employees, non-employee directors and advisors to the Company and its subsidiaries and to encourage performance by providing such persons with a proprietary interest in the Company through the granting of Awards. The Plan is designed to (a) increase the interest of such persons in the welfare of the Company and its subsidiaries; (b) furnish an incentive to such persons to continue their service for the Company and its subsidiaries; and (c) provide a means through which the Company and its subsidiaries may attract able persons to enter their employ or serve as advisors.

     The proceeds from the sale of Common Stock pursuant to the exercise of options granted under the Plan will be added to the general funds of the Company and used for general corporate purposes.

Administration of the Plan
--------------------------

     The Plan is currently administered by the Compensation Committee of the Board of Directors, subject to the power of the Employee Stock Option Committee to administer Awards of 10,000 shares or less to non-executive employees. Members of the Committee serve at the will of the Board and may be removed, with or without cause, from such Committee at any time at the Board's discretion. Vacancies on either Committee may be filled by appointment by the Board of Directors. References to the "Committee" in this Prospectus shall mean the Compensation Committee and/or the Employee Stock Option Committee, as applicable. The Committee has, subject to the terms of the Plan, the sole authority to grant Awards thereunder, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the Plan.

Awards
------

     The Plan provides for the grant of any or all of the following types of awards (collectively, "Awards"): (i) stock options, including "incentive stock options" within the meaning of Section 422 of the Code, and non-qualified stock options; (ii) stock appreciation rights ("SARs"); (iii) restricted stock; and
(iv) cash awards. Awards may be granted singly, in combination, or in tandem, as determined by the Committee in its discretion. The Committee generally has the authority to fix the terms and number of Awards to be granted under the Plan; provided that, no participant may receive during any fiscal year Awards covering an aggregate of more than 250,000 shares of Common Stock under the Plan.

     Stock options are exercisable to purchase Common Stock of the Company during a period specified in each option agreement and are exercisable in installments pursuant to a vesting schedule designated by the Committee. SARs entitle the holder to receive cash or (in the discretion of the Committee) shares of Common Stock having a value equal to the appreciation in the fair market value of the Common Stock underlying the SAR from the date of grant to the date of exercise. Restricted stock awards give the recipient the right to receive a specified number of shares of Common Stock, subject to such terms, conditions and restrictions as the Committee deems appropriate.

     Stock Options. An aggregate of 8,000,000 shares of Common Stock are currently authorized and reserved for issuance under the Plan, subject to adjustments as are appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization or any increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration therefor by the Company. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock or Common Stock
held by the Company in its treasury.   Each non-qualified and incentive stock
option granted under the Plan is required to be evidenced by a stock option agreement, which designates the stock option as an incentive stock option or a non-qualified stock option and sets forth the material terms and provisions of the stock option. If an option granted under the Plan terminates or expires without having been exercised in full, the unexercised shares subject to that option will be available for further grants of options under the Plan.

     The Plan requires that the purchase price per share under any stock option or SAR may not be less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant, or 110% of such value in the case of incentive stock options granted to any employee owning more than ten percent of the outstanding capital stock of the Company (a "Ten Percent Owner"). In addition, the term of any stock option or SAR may not exceed ten years, or five years in the case of incentive stock options granted to a Ten Percent Owner. Outstanding options granted under the Plan have ten-year terms. Vesting schedules for outstanding options range from 100% vesting on the first anniversary of the date of grant to 25% vesting per year, generally beginning on the first anniversary of the date of grant. In addition, the vesting of certain outstanding options has been tied to the achievement of certain specific performance goals. The aggregate fair market value of Common Stock with respect to which incentive stock options are exercisable by any participant during any calendar year may not exceed $100,000.

     With respect to any restrictions ("Mandated Restrictions") under the Plan that are based on the requirements of Rule 16b-3 of the 1934 Act ("Rule 16b-3"), Sections 422 or 162(m) of the Code, the rules of any exchange upon which the Company's securities are listed, or any other applicable law, rule or restriction ("Applicable Law"), to the extent that any such Mandated Restrictions are no longer required by Applicable Law, the Committee has the sole discretion and authority to grant Awards under the Plan that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards. Restrictions may include limitations on the right to transfer or encumber the Award until the expiration of a specified period of time and forfeiture of the Award upon the occurrence of certain events such as termination of employment prior to the expiration of a specified period of time. As of the date hereof, stock options are the only type of Award that have been granted under the Plan.

     The exercise price for any option may be paid as follows: (a) in cash or by certified check, bank draft, or money order payable to the order of the Company; (b) with Common Stock (including restricted stock), valued at its fair market value on the date of exercise; (c) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

     The Company is not required to sell or issue shares of Common Stock under any stock option if the issuance of such Common Stock would violate any provision of any law or regulation promulgated by any governmental authority or any securities exchange or other forum in which shares of Common Stock are listed and traded (including Section 16 of the 1934 Act); and, as a condition of any sale or issuance of shares of Common Stock upon exercise of a stock option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation.

     Restricted Stock.   The Committee may, in its sole discretion, grant Awards
in the form of restricted stock in accordance with the terms and conditions set forth in the Plan. Each Award of restricted stock shall confer upon the participant the right to receive a specified number of shares of Common Stock in accordance with the terms and conditions of the participant's Award.

     The restrictions applicable to any Award of restricted stock will be determined by the Committee at the time of the Award. The restrictions shall prohibit the sale, transfer, pledge, assignment or other encumbrance of the restricted stock and shall provide for possible reversion thereof to the Company. The restriction period commences on the date of grant and, unless otherwise established by the Committee, expires upon satisfaction of the conditions set forth in the Award agreement, which may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) any other factor, as determined by the Committee in its sole discretion. The Committee may, in its sole discretion, remove any or all of the restrictions whenever it determines that such action is appropriate.

     Any other securities or assets (other than ordinary cash dividends) that are received by a participant with respect to any restricted stock will be subject to the restrictions in the Award agreement and will be delivered by the participant to the Company with appropriate documents of transfer.

     A participant will have all of the rights of a stockholder of the Company, including the right to vote the restricted shares, and the right to receive any dividends thereon. Such rights will be forfeited upon forfeiture of the restricted stock.

     Each participant who is awarded restricted stock will receive a certificate representing the shares of Common Stock registered in his or her name, but must be delivered by the participant to the Company together with a stock power endorsed in blank. Each certificate will bear a legend referring to the terms, conditions and restrictions applicable to the restricted stock, substantially in the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, RESTRICTIONS ON TRANSFER AND CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE CELLSTAR CORPORATION 1993 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN AND IN A RELATED AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CELLSTAR CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF, AND WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST BY THE RECORD HOLDER TO, CELLSTAR CORPORATION, 1730 BRIERCROFT COURT, CARROLLTON, TEXAS 75006.

Upon the lapse of a restriction period and at the instruction of the participant, the Company will issue a certificate for shares of Common Stock that do not bear the above legend.

     Each Award agreement involving the grant of restricted stock shall include provision to the effect that (i) the participant, by his or her acceptance of the restricted stock, irrevocably grants to the Company a power of attorney to transfer any shares forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and
(ii) any return or transfer of stock certificates with respect to forfeited shares of Common Stock will be subject to an order for specific performance by the Company issued by a court of equity or law.

     Any participant who exercises an election under Section 83(b) of the Code to have his or her receipt of restricted stock taxed currently must immediately give notice of such election to the Company. Any such election must be made within 30 days of the grant date and cannot be revoked except with the consent of the Internal Revenue Service.

     Stock Appreciation Rights. The Committee may, in its sole discretion, grant SARs in accordance with the terms and conditions set forth in the Plan. Each SAR agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion. An SAR may be granted in combination with, in addition to, or completely independent of, a stock option or any other Award. An SAR shall entitle a participant to surrender to the Company all or a portion of the SAR in exchange for an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the SAR price, multiplied by the total number of shares of Common Stock for which the SAR has been exercised.
The price of an SAR granted to a participant shall be no less than 100% of the market price of the Company's Common Stock on the date of grant.

     The period during which an SAR may be exercised shall be determined by the Committee but cannot be more than ten years from the date of grant. An SAR may be exercised by the delivery of written notice to the Committee at least three days prior to the intended date of exercise setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised. At the discretion of the Committee, the Company may satisfy its payment obligation upon a participant's exercise of an SAR (a) in cash, (b) in shares of Common Stock valued at their market value on the date of exercise, or (c) in part with cash and in part with shares of Common Stock.

     If a "reporting participant," or a participant who is subject to the reporting requirements of Section 16 of the 1934 Act, is to receive cash in complete or partial settlement of an exercise of an SAR, then certain additional conditions must also be satisfied, including (i) the Company shall have been subject to and complied with the reporting requirements of the 1934 Act for at least one year prior to the exercise of the SAR; (ii) the Company regularly releases quarterly and annual summary statements of sales and earnings; (iii) notice of the reporting participant's election to receive cash in full or partial settlement of the SAR, as well as the exercise of the SAR for cash, must be made during a specified period unless the exercise is automatic or fixed in advance under the Plan and is outside the control of the participant; and (iv) the SAR must be held for six months from the date of grant.

     Whenever an incentive stock option and an SAR are granted together and the exercise of one affects the right to exercise the other, (i) the SAR may not expire later than the expiration of the underlying incentive stock option; (ii) the SAR may be for no more than the difference between the exercise price of the incentive stock option and the market value of the Common Stock subject to the underlying incentive stock option at the time the SAR is exercised; (iii) the SAR is transferable only when the underlying incentive stock option is transferable, and under the same conditions; (iv) the SAR may be exercised only when the underlying incentive stock option is eligible to be exercised; and (v) the SAR may be exercised only when the exercise price of the incentive stock option is less than the market value of the underlying Common Stock.

     Cash Awards. The Committee may, in its sole discretion, grant cash awards in accordance with the terms and conditions set forth in the Plan. The corresponding Award agreement shall set forth (i) the amount of the cash award,
(ii) the time or times within which such Award may be subject to forfeiture, if any, (iii) the specific performance goals, or other criteria, if any, as the Committee may determine, that must be met in order to remove any restrictions (including vesting) on such Award, and (iv) any other terms, limitations, restrictions and conditions that are consistent with the Plan.

     The Award agreement shall also set forth the vesting period for the cash award, if any, which shall commence on the date of grant and, unless otherwise established by the Committee in the Award agreement, shall expire upon satisfaction of the conditions set forth in the Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service,
(ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable measurements of Company performance, as may be determined by the Committee in its sole discretion.

     In the sole discretion of the Committee, the Company may satisfy its obligation under a cash award by the payment of the entire amount, or any portion thereof, in cash, or by the distribution of that number of shares of Common Stock, stock options, restricted stock, or any combination thereof, having an aggregate fair market value (as of the date of payment) equal to the amount of cash otherwise payable to the participant. If required by Rule 16b-3 at the time of distribution, any shares of Common Stock distributed to a reporting participant must be held by such participant for at least six months from the date of distribution.

Transferability of Awards
-------------------------

     Incentive stock options and SARs may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the participant only by the participant or the participant's legally authorized representative. The designation by a participant of a beneficiary will not constitute a transfer of the stock option. The Committee may waive or modify any such limitation that is not required for compliance with
Section 422 of the Code.

     With respect to Plan participants who are not reporting participants, the Committee may, in its sole discretion, include such provisions regarding transferability of the non-qualified stock option or SAR as the Committee, in its sole discretion, deems appropriate. Non-qualified stock options and SARs granted to reporting participants may not be transferred or assigned other than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of ERISA, and the rules thereunder; however, the Committee may, in its sole discretion, permit a reporting participant to transfer a non-qualified stock option or SAR to members of the reporting participant's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners; provided that, there cannot be any consideration for the transfer. The designation by a reporting participant of a beneficiary will not constitute a transfer of the non-qualified stock option or SAR.

Change in Control
-----------------

     The Plan provides that, in the event of a Change of Control (defined below), all unvested stock options and SARs will become fully exercisable, and all restrictions will lapse with respect to outstanding shares of restricted stock. "Change of Control" is defined as the occurrence of any of the following events: (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (iii) approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "Continuing Directors") who (x) at the effective date of the Plan were directors or (y) become directors after the effective date of the Plan and whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the effective date of the Plan or whose election or nomination for election was previously so approved; (v) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7; or (vi) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 15% or more of the voting power of the Company's outstanding voting securities by any person or persons acting as a group (within the meaning of Rule 13d-5 under the 1934 Act) who beneficially owned less than 10% of the voting power of the Company's outstanding voting securities on the effective date of the Plan, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 10% of the voting power of the Company's outstanding voting securities on the effective date of the Plan; provided, however, that, notwithstanding the foregoing, an acquisition will not constitute a Change of Control under the Plan if the acquiror is (A) Alan H. Goldfield ("Goldfield"), (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (C) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company; (D) a person or group meeting the requirements of clauses (i) and
(ii) of Rule 13d-1(b)(1) under the 1934 Act; or (E) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; and provided further that no Change of Control will be deemed to have occurred from a transfer of the Company's voting securities by Goldfield to (1) a member of Goldfield's immediate family (within the meaning of Rule 16a-1(e) of the 1934 Act) either during Goldfield's lifetime or by will or the laws of descent and distribution; (2) any trust as to which Goldfield or a member (or members) of his immediate family is the beneficiary; (3) any trust as to which Goldfield is the settlor with sole power to revoke; (4) any entity over which Goldfield has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (5) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by Goldfield. To the extent that a participant's employment agreement differs from the Plan with respect to the meaning of "Change of Control," if such employment agreement has been approved by the Committee of the Board of Directors, the definition included in such employment agreement will govern.

Termination of Employment
-------------------------

     The Plan provides that, unless otherwise permitted by the Committee, in its sole discretion, in the event of termination of a participant's service with the Company, any stock option or SAR held by such participant may be exercised, to the extent exercisable on the date of termination, (i) for 12 months after termination, if termination is due to death or total or permanent disability;
(ii) for three months after termination, if termination is due to retirement; and (iii) for 30 days after termination, if termination is due to any reason other than death, disability or retirement; provided that, (a) no option or SAR may be exercisable beyond its original expiration date; and (b) any unvested shares of restricted stock held by such participant will be forfeited. If a participant forfeits unvested shares of restricted stock and has paid consideration to the Company for such forfeited restricted stock, the Company is required to repay such consideration to the participant.

     Subject to the provisions of the particular Award agreement, and unless otherwise permitted by the Committee in its sole discretion, upon the participant's termination of employment for any reason during the restriction period, any non-vested shares of restricted stock will be forfeited. If a participant has paid any consideration to the Company for any forfeited restricted stock, the Company must pay back the consideration to the participant.

     Subject to the provisions of the particular Award agreement, and unless otherwise permitted by the Committee, in its sole discretion, upon termination of employment for any reason during a vesting period (if any), the non-vested portion of a cash award shall be forfeited by the participant. Upon any forfeiture, all rights of a participant with respect to the forfeited cash award shall cease and terminate, without any further action or obligation on the part of the Company.

Adjustments
-----------

     Capital Adjustments. If at any time while the Plan is in effect, or while unexercised stock options or SARs or unvested shares of restricted stock are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (i) the declaration or payment of a stock dividend, (ii) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (iii) other increase or decrease in such shares effected without receipt of consideration by the Company, then an appropriate adjustment shall be made in (a) the maximum number of shares of Common Stock available for award under the Plan, (b) the maximum number of shares of Common Stock awarded to any participant so that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; (c) the number of shares of Common Stock subject to outstanding, unexercised stock options or SARs and the option exercise price or SAR price, so that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate option exercise price or SAR Price; and (d) the number of outstanding shares of restricted stock with respect to which restrictions have not yet lapsed prior to any such change.

     Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, (i) the number, or exercise price, of shares of Common Stock then subject to outstanding stock options or SARs granted under the Plan, or (ii) the number of outstanding shares of restricted stock.

     Upon the occurrence of an event requiring adjustment of the exercise price or shares issuable upon exercise, the Company is required to mail a copy of its computation of the adjustment to all optionees, which will be binding on each optionee.

     Reorganization, Merger or Consolidation. In the event of any reorganization, merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised or unvested portions of outstanding Awards, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving or consolidated company that were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them. Notwithstanding the foregoing, however, all such Awards may be canceled by the Board as of the effective date of any such reorganization, merger, or consolidation, by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the exercise during the thirty (30) day period next preceding such effective date of any outstanding Stock Options or SARs, whether or not vested in accordance with their original terms, and by waiving all restrictions on outstanding shares of restricted stock.

     The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stock ranking prior to or otherwise affecting the Common Stock or the rights of holders thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     Liquidation or Dissolution. In case the Company shall, at any time while any Award under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each participant may thereafter receive upon exercise of any stock option or SAR (in lieu of each share of Common Stock of the Company which such participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Award, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such), then in such event the exercise prices then in effect with respect to any outstanding stock options or SARs shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the

Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

Amendment of the Plan
---------------------

     The Plan may be amended or discontinued by the Board, or, if the Board has specifically delegated this authority to the Committee, by the Committee, without the approval of the stockholders; provided that, no amendment shall be made without approval of the stockholders of the Company if such approval is required under any Applicable Law. In addition, no termination or amendment of the Plan may, without the consent of the participant to whom any Award has theretofore been granted, adversely affect the rights of such participant with respect to such Award.

Awards Issuable in Exchange for Awards Issued by Another Corporation
--------------------------------------------------------------------

     The Committee may, from time to time, determine to issue stock options, SARs and shares of restricted stock under the Plan in substitution for stock options, stock appreciation rights or shares of restricted stock held by employees of a corporation who become or are about to become employees of the Company or any subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Awards may vary from the terms and conditions set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options, stock appreciation rights or shares of restricted stock in substitution for which they are granted.

Certain Federal Income Tax Aspects
----------------------------------

     Incentive Stock Options. No taxable income is realized by a participant and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the issuance of the shares upon exercise of the incentive stock option and more than two years after the date of the grant of the incentive stock option (the "ISO Holding Period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the ISO Holding Period, the participant will realize ordinary income and the Company will be entitled to a deduction on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the stock; provided however, that the deduction will not be allowed if such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. Any further gain or loss from an arm's-length sale or exchange will be taxable as a long-term or short-term capital gain or loss, depending upon the holding period before disposition. Certain special rules apply if an incentive stock option is exercised by tendering stock.

     The difference between the incentive stock option exercise price and the fair market value, at the time of exercise, of the Common Stock acquired upon the exercise of an incentive stock option may give rise to alternative minimum taxable income subject to an alternative minimum tax. Special rules also may apply in certain cases where there are subsequent sales of shares in disqualifying dispositions and to determine the basis of the stock for purposes of computing alternative minimum taxable income on subsequent sale of the shares.

     Non-qualified Stock Options. No taxable income generally is realized by the participant upon the grant of a non-qualified stock option, and no deduction generally is then available to the Company. Upon exercise of a non-qualified stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the participant as ordinary income. Such amount will also be deductible by the Company unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The tax basis of shares acquired by the participant will be the fair market value on the date of exercise. When a participant disposes of shares acquired upon exercise of a non-qualified stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a capital gain and will be long-term or short-term, depending on the holding period of the shares. The holding period commences upon exercise of the non-qualified stock option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. The exercise of a non-qualified stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options.

     Restricted Stock. Unless a participant otherwise elects to be taxed upon receipt of shares of restricted stock under the Plan, the participant must include in his or her taxable income the difference between the fair market value of the shares and the amount paid, if any, for the shares, as of the first date the participant's interest in the shares is no longer subject to a substantial risk of forfeiture or such shares become transferable. A participant's rights in restricted stock awarded under the Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. Where shares of restricted stock received under the Plan are subject to a substantial risk of forfeiture, the participant can elect to report the difference between the fair market value of the shares on the date of receipt and the amount paid, if any, for the stock as ordinary income in the year of receipt. To be effective, the election must be filed with the Internal Revenue Service within 30 days after the date the shares are transferred to the participant. The Company is entitled to a federal income tax deduction equal in amount to the amount includable as compensation in the gross income of the participant, unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The amount of taxable gain arising from a participant's sale of shares of restricted stock acquired pursuant to the Plan is equal to the excess of the amount realized on such sale over the sum of the amount paid, if any, for the stock and the Compensation element included by the participant in taxable income. For stock held for more than one year, the participant will realize long-term capital gain or loss upon disposition.

     Stock Appreciation Rights. No taxable income will be realized by a participant upon the grant of an SAR and no deduction will be available to the Company. Upon the exercise of the SAR, the participant will realize taxable income equal to the cash or the fair market value (on the date of exercise) of the shares, or both, received, and the Company will be entitled to a deduction unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The tax basis in any shares received will be the fair market value on the date of exercise and, if shares received are held for more than one year, the participant will realize long-term capital gain or loss upon disposition.

     Cash Awards. A participant who receives a cash award will not recognize any taxable income for federal income tax purposes until the award is no longer subject to substantial risk of forfeiture. Any cash or shares of Common Stock received pursuant to the award generally will be treated as compensation income in the year in which the award becomes no longer subject to substantial risk of forfeiture. If a cash award is paid in whole or part in shares of Common Stock and the participant is subject to Section 16(b) of the 1934 Act on the date of receipt of such shares, the participant generally will not recognize Compensation income until the expiration of six months from the date of receipt, unless the participant makes an election under Section 83(b) of the Code to recognize compensation income on the date of receipt. In each case, the amount of compensation income will equal the amount of cash and the fair market value of the shares Common Stock on the date compensation income is recognized. The Company or one of its subsidiaries generally will be entitled to a compensation deduction for the amount of compensation income the participant recognizes. Any stock options received pursuant to such an award will not be subject to taxation upon the issuance of the option, and no deduction would be available to the Company at that time. Taxation to the participant (and deductibility for the Company) will be governed by the same rules as set forth above in the summary of certain federal income tax consequences relating to non-qualified stock options.

     Other Tax Matters. If unmatured installments of Awards are accelerated as a result of a Change of Control, any amounts received from the exercise by a participant of a stock option, the lapse of restrictions on restricted stock or the deemed satisfaction of conditions of performance-based awards may be included in determining whether or not a participant has received an "excess parachute payment" under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the participant on certain payments of Common Stock or cash resulting from such exercise or deemed satisfaction of conditions of performance awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the loss by the Company of a compensation deduction.

Resales by Participants
-----------------------

     Common Stock acquired upon exercise of stock options, SARs or restricted stock granted under the Plan may be resold only in compliance with the requirements of the 1933 Act and applicable state securities laws.

     Persons not deemed to be affiliates of the Company within the meaning of the 1933 Act may resell shares of Common Stock issued pursuant to the exercise of stock options, SARs or restricted stock granted under the Plan from time to time without limitation as to either the quantity of Common Stock sold or the period during which such Common Stock was held; provided, such Common Stock is acquired upon exercise of a stock option, SAR or restricted stock while a registration statement under the 1933 Act covering the issuance of such Common Stock is in effect.

     Persons who are "affiliates" of the Company, as defined in Rule 405 promulgated pursuant to the 1933 Act, may resell shares acquired pursuant to the Plan only (i) in accordance with the provisions of Rule 144 of the 1933 Act (except that such affiliate is not required to meet the one-year holding period requirement of Rule 144 if such Common Stock is acquired upon exercise of a stock option, SAR or restricted stock while a registration statement covering the issuance of such shares is in effect) or some other exemption from registration under the 1933 Act, (ii) pursuant to an exemption from the registration requirements of the 1933 Act or

(iii) pursuant to an effective registration statement. This Prospectus may not be used in connection with any resales. As defined in Rule 405, an affiliate of the Company is a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company. The determination of whether a person is an affiliate of the Company is primarily a factual one based upon whether he or she possesses, directly or indirectly, individually or in concert with others, the power to direct or cause the direction of the management or policies of the Company, whether through the ownership of voting stock, by executive position, by membership on the Board of Directors, by contract or otherwise. Therefore, each optionee should consult his or her counsel concerning whether he or she is an affiliate of the Company and therefore subject to restrictions under the 1933 Act on resale of Common Stock acquired pursuant to the Plan.

     In order to insure compliance with applicable securities laws, certain participants may be requested (i) to agree not to dispose of any shares of the Common Stock received in connection with the exercise of options granted pursuant to the Plan except under the circumstances described above and (ii) to consent to the giving of stop-transfer instructions to the Company's transfer agent with respect to such certificates and to the placing of restrictive legends on each certificate received.

     Section 16(b) of the 1934 Act provides, among other things, that any person who is a beneficial owner of more than 10% of a class of equity security of a company registered under the 1934 Act or an officer of director of that company (as determined by reference to the rules promulgated under Section 16 of the 1934 Act), is liable to the company for any profit realized from any purchase and sale (or any sale and purchase) of any equity security of such company within a period of less than six months, irrespective of the intention on the part of such person in entering into the transaction. Prior to the acquisition or disposition of any shares of Common Stock (including shares acquired through participation in the Plan), persons affected should consult with their counsel.

     If Common Stock acquired upon the exercise of an incentive stock option granted pursuant to the Plan is disposed of by a participant prior to the expiration of either two years from the date of grant of such option, one year from the transfer of shares to the participant pursuant to the exercise of such option or in any other disqualifying disposition within the meaning of Section 422 of the Code, the participant in the Plan must notify the Company in writing. See "Certain Federal Income Tax Aspects - Incentive Stock Options" above.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          CellStar Corporation (the "Company") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998;

          (b) The Company's Quarterly Report on Form 10-Q for the three months ended February 28, 1999;

          (c) The Company's Proxy Statement submitted to stockholders dated March 31, 1999; and

          (d) The description of Common Stock included in the Company's Report on Form 8-A (No. 0-22972) as filed with the Commission on November 26, 1993.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date such documents are filed.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

                                 Legal Matters
                                 -------------

          The validity of the shares of Common Stock registered hereunder will be passed upon for the Company by Haynes and Boone, LLP, legal counsel to the Company.

                                    Experts
                                    -------

          The consolidated financial statements and schedule of the Company and subsidiaries as of November 30, 1998 and 1997, and for each of the years in the three year period ended November 30, 1998, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Company is a Delaware corporation. Section 145 of the Delaware General Corporation law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that is or was a director, officer, employee or agent of the Company, or is or was serving, at the request of the Company, in any such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. This statute describes in detail the right of the Company to indemnify any such person.
Section 1 of the Eleventh Article of the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference as Exhibit 4.2 hereto) and Section 7 of Article VII of the Company's Amended and Restated Bylaws (incorporated by reference as Exhibit 4.4 hereto) provide generally for indemnification of all such directors, officers and agents and eliminates the liability of directors to the fullest extent permitted under the above-referenced Delaware statute.

          For the undertaking with respect to indemnification, see Item 9 below.

Item 8.   Exhibits.
          --------

Exhibit No.    Exhibit
----------     -------

     4.1 Specimen stock certificate of the Common Stock, par value $.01 per share, of CellStar Corporation, filed as Exhibit 4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, and incorporated by reference herein.

     4.2 Amended and Restated Certificate of Incorporation of CellStar Corporation, filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1995, and incorporated by reference herein.

     4.3 Certificate of Amendment to the Certificate of Incorporation, filed as Exhibit 3.2 to the Company's quarterly report on Form 10-Q for the quarter ended May 31, 1998, and incorporated herein by this reference.

     4.4       Amended and Restated Bylaws of CellStar Corporation, filed as
               Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1997, and incorporated by reference herein.

     4.5 CellStar Corporation 1993 Amended and Restated Long Term Incentive Plan, as amended, filed as Exhibit 10.1 to the Company's quarterly report on Form 10-Q for the quarter ended May 31, 1998, and incorporated herein by this reference.

    *4.6       Form of Incentive Stock Option Agreement for use under the Plan.

    *4.7       Form of Nonqualified Stock Option Agreement for use under the
               Plan.

    *5.1 Opinion of Haynes and Boone, LLP, with respect to the validity of the shares registered hereunder.

   *23.1       Consent of KPMG LLP.

   *23.2       Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

   *24.1 Power of Attorney (included on the signature page of this registration statement).

___________________
    *   Filed herewith.


Item 9.   Undertakings.
          ------------

          (a)  The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not
          --------  -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant for expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas on the 30th day of April, 1999.


                                              CELLSTAR CORPORATION



                                         By:  /s/ Richard M. Gozia
                                             -----------------------------
                                              Richard M. Gozia
                                              President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Alan H. Goldfield and Elaine Flud Rodriguez, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this registration statement on Form S-8 under the Securities Act of 1933, including any amendment relating thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises to effectuate the same as fully to all intents and purposes as he might or could do as if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons on behalf of the Company on the dates indicated:


 /s/ Alan H. Goldfield           Chairman of the Board
------------------------------   and Chief Executive Officer     April 30, 1999
     Alan H. Goldfield


 /s/ Richard M. Gozia            President and Chief
------------------------------   Operating Officer               April 30, 1999
     Richard M. Gozia


 /s/ Evelyn Henry Miller         Senior Vice President --
------------------------------   Finance and Chief               April 30, 1999
     Evelyn Henry Miller         Financial Officer


 /s/ James L. Johnson            Director                        April 30, 1999
------------------------------
     James L. Johnson


/s/  Terry S. Parker             Director                        April 30, 1999
------------------------------
     Terry S. Parker

 /s/ Sheldon I. Stein            Director                        April 30, 1999
------------------------------
     Sheldon I. Stein


 /s/ John T. Stupka              Director                        April 30, 1999
------------------------------
     John T. Stupka


 /s/ J.L. Jackson                Director                        April 30, 1999
------------------------------
     J.L. Jackson

 /s/ Dale V. Kesler              Director                        April 30, 1999
------------------------------
     Dale V. Kesler

                                 EXHIBIT INDEX
                                 -------------

                                                                                       Sequential
Exhibit No.              Description                                                   Page No.
----------               -----------                                                   ----------
  4.1       Specimen stock certificate of the Common Stock, par value $.01 per share, of CellStar Corporation, filed as Exhibit 4.1 to the Company's
            Annual Report on Form 10-K for the fiscal year ended November 30,
            1995, and incorporated by reference herein.

  4.2       Amended and Restated Certificate of Incorporation of CellStar Corporation,
            filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for
            the quarter ended August 31, 1995, and incorporated by reference herein.

  4.3       Certificate of Amendment to the Certificate of Incorporation, filed as
            Exhibit 3.2 to the Company's quarterly report on Form 10-Q for the quarter ended May 31, 1998, and incorporated herein by this reference.

  4.4       Amended and Restated Bylaws of CellStar Corporation, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended
            November 30, 1997, and incorporated by reference herein.

  4.5       CellStar Corporation 1993 Amended and Restated Long Term Incentive
            Plan, as amended, filed as Exhibit 10.1 to the Company's quarterly report on Form 10-Q for the quarter ended May 31, 1998, and incorporated herein by this reference.

  *4.6      Form of Incentive Stock Option Agreement for use under the Plan.

  *4.7      Form of Nonqualified Stock Option Agreement for use under the plan.

  *5.1      Opinion of Haynes and Boone, LLP, with respect to the validity of the shares registered hereunder.

  *23.1     Consent of KPMG LLP.

  *23.2     Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

  *24.1 Power of Attorney (included on the signature page of this registration statement).

__________________________
    *   Filed herewith.